                           [MOSS ADAMS LLP LETTERHEAD]


INDEPENDENT ACCOUNTANT'S REVIEW REPORT


Board of Directors and Shareholders
Columbia Bancorp


We have reviewed the accompanying consolidated balance sheet and statement of changes in shareholders' equity of Columbia Bancorp and Subsidiaries as of March 31, 2001, and the related consolidated statements of income and comprehensive income and cash flows for the three month periods ended March 31, 2001 and 2000. These financial statements are the responsibility of Columbia Bancorp's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Columbia Bancorp and Subsidiaries as of December 31, 2000, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended not presented herein; and in our report dated January 19, 2001, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2000, is fairly presented in, all material respects, in relation to the consolidated balance sheet from which it has been derived.


/s/  MOSS ADAMS LLP


Portland, Oregon
May 10, 2001



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